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EXHIBIT 32.1

    Certifications of Principal Executive Officer and Chief Financial Officer
       Pursuant to 18 U.S.C. Section 1350, Adopted Pursuant to Section 906
                       of the Sarbanes-Oxley Act of 2002


         Solely for the purposes of complying with 18 U.S.C. ss.1350, we, Michael Tomczak, President, Chief Operating Office and Director of the Board, and Ran Furman, Chief Financial Officer of Island Pacific, Inc. (the "Registrant"), hereby certify, based upon each of our respective knowledge:

     (1) the Annual Report on Form 10-K/A of the Registrant, to which this certification is attached as an exhibit (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:  November 15, 2004                  /S/ MICHAEL TOMCZAK
                                          -----------------------------
                                          Michael Tomczak
                                          President, Chief Operating
                                          Officer and Director of the Board

                                          /S/ RAN FURMAN
                                          -----------------------------
                                          Ran Furman
                                          Chief Financial Officer

This certificate accompanies this annual report on Form 10-K/A pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and will not be deemed "filed" by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. This certificate will not be deemed to be incorporated by reference into any filing, except to the extent that the Registrant specifically incorporates it by reference.